UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012 (April 6, 2012)

SCI Engineered Materials, Inc.

(Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of	Identification	Number)
incorporation or
organization)

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure contained in "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2012, SCI Engineered Materials, Inc. (the “Company”) signed an amendment (“First Amendment to Loan Agreement”) to the Ohio Department of Development (“ODOD”) 166 Direct Loan (“Loan”). A February 28, 2012 amendment of the Company’s Loan Agreement with the Ohio Air Quality Development Authority that reduced the principal amount of their loan from $1,365,780 to $368,906.17 (the “OAQDA Loan Amendment”) would be a technical default under Section 4.2(l) of the Loan Agreement (the “Technical Default”) since the Company failed to obtain ODOD’s prior written consent. After completion of its review and due diligence, ODOD hereby consents to the Company entering into the OAQDA Amendment and agrees that such amendment will not constitute a default under the Loan Agreement.

Provided the Company complies with the other provisions of the Loan Agreement, ODOD further agrees and affirms with the Company that the original maximum available credit amount of $744,250 under the Loan Agreement remains available and can be used for up to 70.5% of the purchase price and installation costs of certain equipment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: April 9, 2012	By: /s/ Daniel Rooney
Daniel Rooney
Chairman of the Board, President and Chief Executive Officer